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                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM

                                                            JOHN ARNOT WILSON
                                                                 RETIRED

                                 March 29, 1999

NetGravity, Inc.
1900 S. Norfolk Street
Suite 150
San Mateo, CA 94403

    RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

    We are acting as counsel to NetGravity, Inc., a Delaware corporation (the "Company"), in connection with the registration of 552,000 shares of the Company's Common Stock, par value $0.001 per share, including 72,000 shares subject to an over-allotment option (collectively, the "Shares"), pursuant to a Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended. The Shares are being sold by the Company.

    As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

    Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI